Exhibit 10.3

EXECUTION VERSION

INVESTOR RIGHTS AGREEMENT

by and between

ONCOBIOLOGICS, Inc.

and

GMS TENSHI HOLDINGS PTE. LIMITED

Dated September 11, 2017

i

SCHEDULES

Schedule I ‒ Shareholder Representatives

EXHIBITS

Exhibit A ‒ Certificate of Designation

ii

INVESTOR RIGHTS AGREEMENT

This INVESTOR RIGHTS AGREEMENT, dated as of September 11, 2017 (this “Agreement”), is by and between Oncobiologics, Inc., a Delaware corporation (the “Company”), and GMS Tenshi Holdings Pte. Limited, a Singapore private limited company (the “Shareholder”). The Shareholder and the Company are referred to hereinafter each as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, pursuant to a Purchase Agreement, dated as of September 7, 2017 (the “Purchase Agreement”), by and among the Company and the Shareholder, the Company issued to the Shareholder shares of Series A Convertible Preferred Stock (the “Preferred Shares”) and at the Closing (as defined in the Purchase Agreement), among other things, will issue at the Closing additional Preferred Shares and warrants (the “Warrants”) to purchase shares of its common stock, par value $0.01 per share (the “Common Stock”); and

WHEREAS, the Parties are entering into this Agreement to set forth certain terms and conditions with respect to the Preferred Shares and the shares of Common Stock issuable upon conversion of the Preferred Shares and exercise of the Warrants (such shares of Common Stock, the “Common Shares”).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound hereby, the Parties agree as follows:

Article I
Transfer restrictions

Section 1.1           General.

(a)          The Shareholder may freely Transfer any Preferred Shares or Common Shares to any Person, subject to compliance with applicable Law.

(b)          If the Shareholder Transfers any Preferred Shares or Common Shares to any controlled Affiliate of the Shareholder (any such Transfer, an “Affiliate Transfer”), the Shareholder shall promptly notify the Company of such Transfer.

(c)          Following any Affiliate Transfer pursuant to the terms of this Agreement, the Shareholder shall continue to exercise the rights granted to the Shareholder hereunder on behalf of the transferee of such Affiliate Transfer (such transferee, an “Affiliate Shareholder”).

1

Section 1.2           Legend.

(a)          All certificates or other instruments representing the Preferred Shares or the Common Shares will bear the following legend:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE INVESTOR RIGHTS AGREEMENT, DATED SEPTEMBER 11, 2017, BY AND BETWEEN ONCOBIOLOGICS, INC., AND GMS TENSHI HOLDINGS PTE. LIMITED, AS IT MAY BE AMENDED FROM TIME TO TIME, COPIES OF WHICH ARE ON FILE WITH AND AVAILABLE FROM THE SECRETARY OF ONCOBIOLOGICS, INC., WITHOUT COST.

(b)          At the Shareholder’s request, upon advice of the Shareholder’s counsel to the effect that the legend in Section 1.2(a) is no longer required under the Securities Act and applicable state laws, the Company will promptly take such commercially reasonable actions as are required to cause such legend to be removed from any certificate or other instrument representing the Preferred Shares or the Common Shares, as applicable.

2

Article II
REGISTRATION RIGHTS

Section 2.1           Demand Registration.

(a)          At any time following the earlier to occur of (x) the Closing (as defined in the Purchase Agreement) and (y) the termination of the Purchase Agreement, the Shareholder may, by providing written notice (a “Demand Registration Request”) to the Company, request to sell all or a portion of the Registrable Securities Beneficially Owned by the Shareholder pursuant to a Registration Statement in the manner specified in such notice (a ”Demand Registration”). Each Demand Registration Request shall specify the number of Registrable Securities intended to be offered and sold pursuant to the Demand Registration and the intended method of disposition thereof, including whether the registration requested is for an underwritten offering. A Demand Registration shall be effected by way of a Registration Statement on Form S-3 or any similar short-form registration to the extent the Company is permitted to use such form at such time (or to the extent the Company is not permitted to use such form, on Form S-1 or a similar long-form registration). A Demand Registration may be, at the option of the Shareholder, (i) a request to file a Registration Statement (including a Shelf Registration Statement) which will be used to offer the Registrable Securities, or (ii) a request to provide a prospectus supplement for an already effective Registration Statement. If the Company is then ASR Eligible, the Company shall use its commercially reasonable efforts to cause the Registration Statement to be an ASRS containing a Prospectus naming the Shareholder as the selling shareholder and registering the offering and sale of the Registrable Securities by the Shareholder on a delayed or continuous basis pursuant to Rule 415. The Company shall use its commercially reasonable efforts to cause any Registration Statement (or prospectus supplement, as applicable) relating to a Demand Registration (A) to be filed with the SEC as promptly as reasonably practicable following the receipt of the Demand Registration Request, and in no event more than ten (10) days after receipt of a Demand Registration Request and all necessary information regarding the Shareholder that is required to be included in such Registration Statement (or prospectus supplement, as applicable) provided pursuant to Section 2.10, (B) to be declared effective by the SEC or otherwise become effective under the Securities Act as promptly as reasonably practicable after the filing thereof and (C) to remain continuously effective during the Effectiveness Period.

(b)          The Shareholder shall have the right to request up to a total of two (2) Demand Registrations in any twelve (12)-month period pursuant to this Section 2.1; provided, that such obligation shall be deemed satisfied (and such request shall count as one Demand Registration Request for the Shareholder) only when a Registration Statement covering all the Registrable Securities specified in the Demand Registration Request shall have become effective and (i) if the method of disposition thereof is a firm commitment Public Offering, all of such Registrable Securities requested to be sold, after giving effect to any Underwriter Cutback (described in Section 2.1(e)), shall have been sold pursuant thereto, and (ii) in any other case, such Registration Statement shall have remained effective for the Effectiveness Period. The Shareholder may revoke a request for a Demand Registration by notifying the Company prior to the effective date of the applicable Registration Statement or the filing of any prospectus supplement with respect to any particular underwritten offering; provided that such request shall count as one of the Shareholder’s requests for a Demand Registration unless the Shareholder (A) provides such notice of revocation (x) within five (5) Business Days after requesting such Demand Registration, or (y) pursuant to Section 2.4(c) as a result of a Notice of Suspension, or (B) reimburses the Company for all reasonable and documented out-of-pocket expenses (including Registration Expenses) actually incurred by the Company relating to such Demand Registration.

(c)          On the business day following the Closing Date (as defined in the Purchase Agreement), the Company shall prepare and file with the SEC a Shelf Registration Statement on Form S-3 (such Shelf Registration Statement shall be an ASRS to the extent that the Company is then ASR Eligible) with respect to the registration under the Securities Act of the resale of up to 37,795,948 Common Shares (the “Transaction Shelf Registration Statement”) (such Transaction Shelf Registration Statement shall include a prospectus sufficient to permit the resale of all such Common Shares by the Shareholder); provided that, in the event the SEC does not permit such number of Common Shares to be registered under the Transaction Shelf Registration Statement, the number of Common Shares that shall be registered under the Transaction Shelf Registration Statement shall be the maximum number of Common Shares permitted by the SEC. The Company shall use its commercially reasonable efforts to cause such Transaction Shelf Registration Statement to become effective as promptly as practicable upon filing and to keep the Transaction Shelf Registration Statement continuously effective subject to the Securities Act and the provisions of Section 2.4. For a period of two (2) years following the date hereof, any Common Shares which have been registered on the Transaction Shelf Registration Statement may be included in any underwritten offering conducted by the Company upon the proper exercise of a demand or piggyback right hereunder pursuant to and in accordance with Section 2.1 or Section 2.2, as applicable, subject to compliance with the notice and cutback procedures contained herein. In the event that the Purchase Agreement is terminated in accordance with its terms prior to the Closing (as defined in the Purchase Agreement), the number of Common Shares to be registered on the Transaction Shelf Registration Statement shall be 4,932,825 and such Transaction Shelf Registration Statement shall be filed no later than three (3) Business Days after such termination.

3

(d)          If a Demand Registration is a Public Offering, the Shareholder shall have the right to select the investment banking firm(s) to act as the managing underwriter(s) and counsel for the Shareholder in connection with such offering (including in any underwritten offering under a Shelf Registration Statement or any Underwritten Block Trade).

(e)          In no event shall any Person, including the Company or any other holder of Capital Stock (other than the Shareholder), be entitled to include any securities of the Company in any Registration Statement or offering requested pursuant to this Section 2.1 without the prior written consent of the Shareholder. In the event the managing underwriter shall be of the opinion that the number of Common Shares requested to be included in a Public Offering pursuant to a Demand Registration Request would adversely affect the marketing of such offering (including the price at which the securities of the Company may be sold), then the number of securities of the Company to be included in such underwritten offering will be reduced (an “Underwriter Cutback”), with the securities of the Company to be included in such offering based on the following priority: (i) first, the number of Common Shares requested to be included on behalf of the Shareholder up to the number that, in the opinion of the managing underwriter, would not adversely affect the marketing of the offering (including the price at which the Common Shares may be sold); and (ii) second, in addition to the Common Shares included pursuant to the preceding clause (i), the number of the securities of the Company requested to be included, with the prior written permission of the Shareholder, on behalf of each participating Person up to the number that, in the opinion of the managing underwriter, would not adversely affect the marketing of the offering (including the price at which the securities of the Company (including the Common Shares) may be sold). The Company may not file a Registration Statement or commence an offering of securities on behalf of any of the other holders of Capital Stock until the expiration of the Effectiveness Period of a Demand Registration.

(f)          Notwithstanding any other provision of this Article II, but subject to Section 2.4, if the Shareholder wishes to engage in an underwritten block trade or similar transaction or other transaction with a one-day or less marketing period, including overnight bought deals (collectively, an “Underwritten Block Trade”), pursuant to a Shelf Registration Statement (either through filing an ASRS or through a take-down from an already effective Shelf Registration Statement), then notwithstanding any other time periods in this Article II, the Shareholder shall notify the Company of the Underwritten Block Trade three (3) Business Days prior to the date such Underwritten Block Trade is to commence. As expeditiously as possible, the Company shall use its commercially reasonable efforts to facilitate such Underwritten Block Trade (which may close as early as three (3) Business Days after the date it commences). The Shareholder shall use commercially reasonable efforts to work with the Company and the underwriters (including by disclosing the maximum number of Common Shares proposed to be the subject of such Underwritten Block Trade) in order to facilitate preparation of the Registration Statement (including filing of an ASRS), Prospectus and other offering documentation related to the Underwritten Block Trade.

4

Section 2.2           Piggyback Registration.

(a)          If the Company at any time following the date hereof proposes to file a registration statement or conduct a securities offering other than pursuant to this Agreement, including an Underwritten Block Trade, off an already filed Shelf Registration Statement using a prospectus supplement (such registration statement or prospectus supplement, a “Primary Registration Statement”) for the primary sale of any securities of the Company (except with respect to registration statements on Form S-4, Form S-8 or another form not available for registering the Registrable Securities for sale to the public), it will give prompt written notice thereof to the Shareholder of its intention to do so (such notice to be given not less than fifteen (15) Business Days prior to the anticipated filing date of the Primary Registration Statement). The Shareholder, to the extent it still holds any Registrable Securities, shall within five (5) Business Days of receipt of such notice indicate to the Company if it wishes to participate in the offering contemplated by the Primary Registration Statement and, if so, the number of Registrable Securities it wishes to offer and sell. The Company will use its commercially reasonable efforts to cause the Registrable Securities as to which inclusion shall have been so requested to be included in the Primary Registration Statement. The Shareholder shall be entitled to sell the Registrable Securities included in a Primary Registration Statement in accordance with the method of distribution requested by it; provided that, if the Primary Registration Statement relates to an underwritten offering, then (i) the Company shall be entitled to select the underwriters in its sole discretion and (ii) the Shareholder must sell all Registrable Securities included on the Primary Registration Statement in such underwritten offering pursuant to an underwriting agreement containing terms and conditions that are customary for secondary offerings. In the event that an Underwriter Cutback is required in the view of the managing underwriter, then the securities of the Company to be included in such underwritten offering will be based on the following priority: (A) first, the number of securities that the Company seeks to include in the offering, up to the number that, in the opinion of the managing underwriter, would not adversely affect the marketing of the offering (including the price at which such securities of the Company may be sold); (B) second, in addition to the securities of the Company included pursuant to the preceding clause (A), the number of Registrable Securities requested to be included by or on behalf of the Shareholder, up to the number that, in the opinion of the managing underwriter, would not adversely affect the marketing of the offering (including the price at which the securities (including the Registrable Securities) may be sold), and (C) third, in addition to securities of the Company included pursuant to the preceding clause (A) and the Registrable Securities of the Shareholder included pursuant to the preceding clause (B), the number of securities of the Company requested to be included by any other Person(s) in the offering with the permission of the Company, up to the number that, in the opinion of the managing underwriter, would not adversely affect the marketing of the offering (including the price at which the securities of the Company may be sold). The Company may withdraw a Primary Registration Statement prior to its being declared effective without incurring any liability to the Shareholder and shall not be required to keep a Primary Registration Statement effective for longer than the period contemplated by the intended manner of distribution for the securities of the Company to be sold by the Company as described in the Prospectus included in the Primary Registration Statement. The Shareholder may, at least two (2) Business Days prior to the effective date of a Primary Registration Statement or the filing of any prospectus supplement with respect to any particular underwritten offering, as applicable, withdraw any Registrable Securities that it had sought to have included therein, without any liability to the Company or requirement to reimburse for any out-of-pocket expenses of the Company. No registration of Registrable Securities pursuant to this Section 2.2 shall relieve the Company of its obligations to effect registrations pursuant to Section 2.1.

5

(b)          If the Company at any time following the date hereof proposes to file a registration statement or conduct an offering of any of its securities off an already filed Shelf Registration Statement using a prospectus supplement (such registration statement or prospectus supplement, a “Secondary Registration Statement”) for the secondary sale of such securities under the Securities Act on behalf of one or more holders of the securities of the Company other than the Shareholder (the “Requesting Third Party Shareholders”), the Company will give prompt written notice to the Shareholder of its intention to do so (such notice to be given not less than fifteen (15) Business Days prior to the anticipated filing date of the Secondary Registration Statement). The Shareholder, to the extent it still holds Registrable Securities, shall within five (5) Business Days of receipt of such notice indicate to the Company if it wants to participate in the offering contemplated by the Secondary Registration Statement and, if so, the number of Registrable Securities it wishes to offer and sell. The Company will use its commercially reasonable efforts to cause the Registrable Securities as to which inclusion shall have been so requested to be included in the Secondary Registration Statement. The Shareholder shall be entitled to sell the Registrable Securities included in a Secondary Registration Statement in accordance with the method of distribution requested by it; provided that, if the Secondary Registration Statement relates to a Public Offering, then (i) the Requesting Third Party Shareholders (or the Company) shall be entitled to select the underwriters and (ii) the Shareholder must sell all Registrable Securities included on the Secondary Registration Statement in such Public Offering pursuant to an underwriting agreement on the same terms and conditions as those applicable to the Requesting Third Party Shareholders. In the event that an Underwriter Cutback is required in the view of the managing underwriter, then the securities to be included in such Public Offering will be based on the following priority: (A) first, the number of the securities of the Company that the Requesting Third Party Shareholders seek to include, up to the number that, in the opinion of the managing underwriter, would not adversely affect the marketing of the offering (including the price at which such securities may be sold); (B) second, in addition to the securities included pursuant to the preceding clause (A), the number of Registrable Securities requested to be included by or on behalf of the Shareholder, up to the number that, in the opinion of the managing underwriter, would not adversely affect the marketing of the offering (including the price at which the securities (including the Registrable Securities) may be sold); (C) third, in addition to the securities included pursuant to the preceding clauses (A) and (B), the number of securities sought to be included by the Company, up to the number that, in the opinion of the managing underwriter, would not adversely affect the marketing of the offering (including the price at which the securities may be sold); and (D) fourth, in addition to the securities included pursuant to the preceding clauses (A), (B) and (C), the number of securities sought to be included by any other Persons permitted to participate in such underwritten offering, up to the number that, in the opinion of the managing underwriter, would not adversely affect the marketing of the offering (including the price at which the securities may be sold). Requesting Third Party Shareholders or the Company may withdraw a Secondary Registration Statement prior to its being declared effective without incurring any liability to the Shareholder, and the Company shall not be required to keep a Secondary Registration Statement effective for longer than the period contemplated by the intended manner of distribution for the sale of the securities by the Requesting Third Party Shareholders as described in the Prospectus included in the Secondary Registration Statement. The Shareholder may, at least two (2) Business Days prior to the effective date of a Secondary Registration Statement or the filing of any prospectus supplement with respect to any particular underwritten offering, as applicable, withdraw any Registrable Securities that it had sought to have included therein, without any liability to the Company or any other Person or requirement to reimburse for any out-of-pocket expenses of the Company. Notwithstanding the foregoing, this Section 2.2(b) shall not be applicable to the conversion of existing resale shelf registration statements on Form S-1 to Form S-3 or to the registration of additional securities for resale to the extent the Company is required to effect such registration under agreements that exist as of the date hereof.

6

Section 2.3           Expenses. Except as specifically provided herein, all Registration Expenses incurred in connection with the registration or offering and sale of the Registrable Securities shall be borne by the Company and all Selling Expenses shall be borne by the Shareholder; provided that, notwithstanding anything herein to the contrary, in no event shall the Shareholder bear or be responsible for any fees or expenses of the Company’s legal counsel in connection with the registration or offering and sale of Registrable Securities.

Section 2.4           Suspensions.

(a)          Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, by providing written notice (a “Notice of Suspension”) to the Shareholder, to delay the filing or effectiveness of a Registration Statement or require the Shareholder to suspend the use of the Prospectus for sales of Registrable Securities under an effective Registration Statement for a reasonable period of time not to exceed sixty (60) consecutive days or ninety (90) days in the aggregate in any twelve (12)-month period (a ”Suspension Period”) if the Company Board (or the executive committee thereof) determines in good faith that such filing, effectiveness or use would (i) require the public disclosure of material non-public information concerning any material transaction or negotiations involving the Company that would interfere with such material transaction or negotiations or (ii) otherwise materially interfere with material financing plans, acquisition activities or business activities of the Company; provided, that if at the time of receipt of such notice by the Shareholder, the Shareholder shall have sold all or a portion of the Registrable Securities (or have signed a firm commitment underwriting agreement with respect to the sale of such Registrable Securities) pursuant to an effective Registration Statement and the reason for the Suspension Period is not of a nature that would require a post-effective amendment to the Registration Statement, then the Company shall use its commercially reasonable efforts to take such action as to eliminate any restriction imposed by federal securities Laws by the time such Registrable Securities are scheduled to be delivered. Immediately upon receipt of a Notice of Suspension, the Shareholder shall discontinue the disposition of Registrable Securities under an effective Registration Statement and Prospectus relating thereto until the Suspension Period is terminated.

7

(b)          The Company agrees that it will terminate any Suspension Period as promptly as reasonably practicable and will promptly notify in writing the Shareholder, to the extent it still holds Registrable Securities, of such termination. After the expiration of any Suspension Period in the case of an effective Registration Statement, and without the need for any further request from the Shareholder, the Company shall, as promptly as reasonably practicable, prepare a post-effective amendment or supplement to such Registration Statement, the relevant Prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the Registration Statement or the Prospectus, as applicable, will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)          If a Suspension Period occurs during the Effectiveness Period for a Registration Statement, such Effectiveness Period shall be extended for a number of days equal to the total number of days during which the distribution of Registrable Securities is suspended under this Section 2.4. If the Company notifies the Shareholder of a Suspension Period with respect to a Registration Statement requested pursuant to Section 2.1 (including a Demand Registration Request) that has not yet been filed or declared effective, (i) the Shareholder may by notice to the Company withdraw such request without such request counting as a Demand Registration Request and (ii) the Shareholder will not be obligated to reimburse the Company for any of its out-of-pocket expenses, including Registration Expenses.

Section 2.5           Lock-Up Obligations. To the extent reasonably requested by a managing underwriter, if any, of any underwritten Public Offering (including any Underwritten Block Trade) of the securities of the Company pursuant to Section 2.1 or Section 2.2, the Company hereby agrees, (i) not to (A) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction that is designed to, or could be expected to, result in the disposition by any Person at any time in the future of) any shares of common stock of the Company or any other form of Capital Stock (collectively, the “Restricted Stock”) (other than (x) the grant of equity awards with respect to, or the issuance of shares of Capital Stock under, any of the Company’s bona fide equity incentive plans in existence at the start of the lock-up period specified in this Section 2.5, and (y) the issuance of PIK Shares in accordance with the Certificate of Designation), (B) enter into any swap or other derivatives transaction that transfers to another Person, in whole or in part, any of the economic benefits or risks of ownership of Restricted Stock, whether any such transaction described in clause (A) above or this clause (B) is to be settled by delivery of Restricted Stock or other securities, in cash or otherwise, or (C) publicly disclose the intention to do any of the foregoing, in each case, for a period specified by such managing underwriter or co-managing underwriter but no more than the ten (10) days prior to and the ninety (90) days (or one hundred and eighty (180) days if reasonably requested by the managing underwriters) following the pricing date of the Public Offering of such securities.

8

Section 2.6           Registration Procedures. Whenever the Shareholder requests that any Registrable Securities be registered pursuant to Section 2.1 or Section 2.2, subject to the provisions of those Sections, the Company will use its commercially reasonable efforts to effect the registration and the offer and sale of such Registrable Securities in accordance with the intended method of disposition thereof as soon as reasonably practicable, and shall, in connection with any such request:

(a)          prepare and promptly file with the SEC a Registration Statement (or a prospectus supplement, as applicable) with respect to such securities and use its commercially reasonable efforts to cause such Registration Statement to become effective as soon as practicable thereafter and remain effective for the period of the distribution contemplated thereby (but in no event longer than the Effectiveness Period) and at least three (3) Business Days (or, with regard to any Underwritten Block Trade, as soon as reasonably practicable) before filing a Registration Statement or Prospectus or any amendments or supplements thereto (but, for the avoidance of doubt, not any documents incorporated by reference therein), or any related free writing prospectus, furnish to the Shareholder and the underwriter(s), if any, copies of all such documents proposed to be filed, and provide the Shareholder with the opportunity to object to any information pertaining to it and the plan of distribution that is contained therein;

(b)          (i) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith and such free writing prospectuses and Exchange Act reports as may be necessary to keep such Registration Statement effective for the period specified in paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement and any prospectus so supplemented to be filed pursuant to Rule 424 under the Securities Act in accordance with the Shareholder’s intended method of disposition set forth in such Registration Statement for such period, and (ii) provide reasonable notice to the Shareholder and the managing underwriter(s), if any, to the extent that the Company determines that a post-effective amendment to a registration statement would be appropriate;

(c)          furnish to the Shareholder and the underwriter(s), if any, without charge, such number of copies of the Registration Statement, each amendment and supplement thereto, the Prospectus included therein (including each preliminary prospectus) and any other prospectuses filed under Rule 424 and each free writing prospectus as such Persons reasonably may request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement;

(d)          use its commercially reasonable efforts to register or qualify the Registrable Securities covered by such Registration Statement under the securities or “blue sky” Laws of such jurisdictions as the Shareholder or, in the case of a Public Offering, the managing underwriter reasonably shall request and do any and all other acts and things which may be reasonably necessary or advisable to enable the Shareholder to consummate the disposition in such jurisdictions of the Registrable Securities Beneficially Owned by it; provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

9

(e)          promptly notify the Shareholder and each managing underwriter, if any: (i) when the Registration Statement, any pre-effective amendment, the Prospectus or any prospectus supplement related thereto, any post-effective amendment to the Registration Statement or any free writing prospectus has been filed with the SEC and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or state securities authority for amendments or supplements to the Registration Statement or the Prospectus related thereto or for additional information, including copies of any and all transmittal letters and other correspondence with the SEC and all correspondence (including comment letters and a copy of the Company’s draft responses thereto), from the SEC to the Company relating to such Registration Statement or any Prospectus or any amendment or supplement thereto (but not, for the avoidance of doubt, any documents incorporated by reference therein); (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; or (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or state “blue sky” Laws of any jurisdiction or the initiation of any proceeding for such purpose.

(f)          if at any time (i) any event or development shall occur or condition shall exist as a result of which the Disclosure Package, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Disclosure Package is delivered to a purchaser, not misleading, or (ii) it is necessary to amend or supplement the Disclosure Package to comply with Law, the Company will promptly notify the Shareholder and each managing underwriter, if any, and promptly prepare and file with the SEC (to the extent required) and furnish to the Shareholder and each underwriter, if any, such amendments or supplements to the Disclosure Package as may be necessary so that the statements in the Disclosure Package, as so amended or supplemented, will not, in the light of the circumstances existing when the Disclosure Package is delivered to a purchaser, be misleading, or so that the Disclosure Package will comply with Law;

(g)          use its commercially reasonable efforts to make generally available to the Shareholder, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of a Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158;

(h)          use its commercially reasonable efforts to list the Registrable Securities covered by such Registration Statement on the Nasdaq Global Market (“Nasdaq”) or any other national securities exchange on which the Common Shares are listed;

(i)          use its commercially reasonable efforts to cause its officers, employees and independent public accountants (in the case of the independent public accountants, subject to any applicable accounting guidance regarding their participation in the offering or the due diligence process) to participate in, make themselves reasonably available, supply such information as may reasonably be requested and to otherwise facilitate and cooperate with the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (including participating in meetings, marketing activities, investor calls, drafting sessions, due diligence sessions and rating agency presentations) taking into account the Company’s reasonable business needs (it being acknowledged that the activities specified in this Section 2.6(i) may be required approximately once in every ninety (90) calendar day period depending on market conditions and other factors and subject to the proper exercise of a demand hereunder)

10

(j)          provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement (or the pricing date of the relevant offering);

(k)          immediately notify the Shareholder, at any time when a Prospectus is required to be delivered under the Securities Act, of the occurrence or happening of any event as a result of which the Prospectus contained in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of the Shareholder, as promptly as reasonably practicable prepare and furnish to the Shareholder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(l)          if the offering is underwritten, then at the request of the Shareholder, (i) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Shareholder reasonably requests in order to expedite or facilitate the disposition of such Registrable Securities (including making executive officers of the Company available, on reasonable advance notice, to participate in, and cause them to cooperate with the underwriters in connection with, “road-shows” and underwriter due diligence calls), and (ii) use commercially reasonable efforts to furnish on the date that Registrable Securities are delivered to the underwriters for sale: (A) an opinion of counsel to the Company, dated such date, addressed to the underwriters and to the Shareholder, covering such matters as are typically included in an opinion to underwriters for a comparable secondary transaction, including stating that such Registration Statement has become effective under the Securities Act and that (x) to the knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, and (y) the Registration Statement, the related Prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements or financial data contained therein), (B) a letter dated such date from the independent public accountants retained by the Company (and brought down to the closing under the underwriting agreement), addressed to the underwriters and to the Shareholder, stating that they are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations adopted by the SEC thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent certified public accountants delivered in connection with a comparable secondary transaction, including that, in the opinion of such accountants, the financial statements of the Company included in the Registration Statement or the Prospectus, or any amendment or supplement thereof, comply as to form, in all material respects, with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than three (3) Business Days prior to the date of such letter) with respect to such registration or offering as such underwriters or the Shareholder may reasonably request and (C) a comfort letter similar to the letter described in clause (B) from the auditors of any other financial statements, if any, included or required to be included in the Registration Statement or Prospectus or any amendment or supplement thereto (including financial statements of entities acquired by the Company);

11

(m)          use its commercially reasonable efforts to cooperate with the Shareholder and each underwriter in the disposition of the Registrable Securities covered by such Registration Statement;

(n)          in connection with the preparation and filing of each Registration Statement registering Registrable Securities under the Securities Act, and before filing any such Registration Statement or any other document in connection therewith, give reasonable consideration to the inclusion in such documents of any comments reasonably and timely made by the Shareholder or its legal counsel; participate in, and make documents available for, the reasonable and customary due diligence review of underwriters during normal business hours, on reasonable advance notice and without undue burden or hardship on the Company; provided that (i) any party receiving confidential materials shall execute a confidentiality agreement on customary terms if reasonably requested by the Company and (ii) the Company may in its sole discretion restrict access to competitively sensitive or legally privileged documents or information;

(o)          cooperate with the Shareholder and each underwriter participating in the disposition of the Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(p)          use its commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to use its commercially reasonable efforts to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify the Shareholder of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose;

(q)          otherwise use its commercially reasonable efforts to comply with the Securities Act, the Exchange Act and any other applicable rules and regulations of the SEC and reasonably cooperate with the Shareholder in the disposition of its Registrable Securities in accordance with the method of distribution described in the Prospectus included in any Registration Statement, such cooperation to include the endorsement and transfer of any certificates representing Registrable Securities (or a book-entry transfer to similar effect) transferred in accordance with this Agreement and delivery of any necessary instructions or opinions to the Company’s transfer agent in order to cause the transfer agent to allow Common Shares to be sold from time to time as permitted by Law;

12

(r)          take all reasonable action to ensure that any Free Writing Prospectus utilized in connection with any registration covered by Section 2.1 or Section 2.2 complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby, will not conflict with a related Prospectus, prospectus supplement and related documents and, when taken together with the related Prospectus, prospectus supplement and related documents, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(s)          use its commercially reasonable efforts to cooperate with the managing underwriters, if any, the Shareholder and their respective counsel in connection with the preparation and filing of any applications, notices, registrations and responses to requests for additional information with FINRA, Nasdaq or any other national securities exchange on which the Common Shares are listed; and

(t)          pay the applicable filing fees covering the Registrable Securities in compliance with the SEC rules and to file such amendments or subsequent registration statements as may be required to maintain an effective registration statement for the relevant Effectiveness Period.

Section 2.7           Effectiveness Period. For purposes of this Article II, the period of distribution of Registrable Securities in a firm commitment Public Offering shall be deemed to extend until each underwriter participating in the offering has completed the distribution of all securities of the Company purchased by it, and the period of distribution of Registrable Securities pursuant to a Registration Statement for any other manner of distribution shall be deemed to extend until the later of (i) the sale of all Registrable Securities covered thereby and (ii) ninety (90) days after the effective date thereof (such period, including any extension pursuant to Section 2.4, the “Effectiveness Period”).

13

Section 2.8           Indemnification.

(a)          Indemnification Rights.

(i)          In the event of any registration or other offer and sale of any securities of the Company under the Securities Act pursuant to this Article II, the Company shall indemnify and hold harmless the Shareholder and each Person, if any, that controls the Shareholder within the meaning of Section 15 of the Securities Act (each a “controlling person”), their respective officers, directors, employees, stockholders, general and limited partners, members, Representatives and Affiliates, and each controlling person of each Affiliate of any of the foregoing Persons (each, a “Shareholder Registration Rights Indemnitee”), to the fullest extent lawful, from and against any and all Damages caused by, relating to, arising out of, or in connection with (A) any untrue statement of material fact (or alleged untrue statement of a material fact) contained in any Disclosure Package, any Registration Statement, any Prospectus (including any preliminary Prospectus), any Free Writing Prospectus, or in any amendment or supplement thereto, or (B) any omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company shall not be liable to a Shareholder Registration Rights Indemnitee to the extent that any such Damages are directly caused by any untrue statement or omission (or alleged untrue statement or omission) made in such Disclosure Package, Registration Statement, Prospectus (including any preliminary Prospectus), Free Writing Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information about the Shareholder furnished to the Company by or on behalf of the Shareholder expressly for use therein. This indemnity agreement shall be in addition to any liability which the Company may otherwise have. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of any Shareholder Registration Rights Indemnitee and shall survive the transfer of securities by the Shareholder.

(ii)         The Shareholder shall indemnify and hold harmless the Company and each of its officers who execute any of the Company’s filings with the SEC pursuant to the Exchange Act or the Securities Act, its directors, officers and employees (each, a “Company Registration Rights Indemnitee”), to the fullest extent lawful, from and against any and all Damages directly caused by, relating to, arising out of, or in connection with (A) any untrue statement of material fact (or alleged untrue statement of a material fact) contained in any Disclosure Package, any Registration Statement, any Prospectus (including any preliminary Prospectus), any Free Writing Prospectus or in any amendment or supplement thereto or (B) any omission (or alleged omission) to state therein any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, to the extent that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Shareholder expressly for use therein; provided, however, that in no event shall the obligations of the Shareholder hereunder exceed the net proceeds received by it from the sale of its Registrable Securities related to the matter in which Damages are sought. The Company and the Shareholder hereby acknowledge and agree that, unless otherwise expressly agreed to in writing by the Shareholder to the contrary, for all purposes of this Agreement, the only information furnished or to be furnished to the Company for use in any registration statement, preliminary, final or summary prospectus or amendment or supplement thereto, or any free writing prospectus, are statements specifically relating to (w) the beneficial ownership of the Common Shares by the Shareholder and its Affiliates as disclosed in the section of such document entitled “Selling Shareholders” or “Principal and Selling Shareholders” or other variations thereof, (x) the name and address of the Shareholder, (y) any information provided by or on behalf of the Shareholder for any plan of distribution prepared in accordance with Item 508 of Regulation S-K and (z) any free writing prospectus prepared by the Shareholder for purposes of a specific offering. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of a Company Registration Rights Indemnitee and shall survive the Transfer of such securities by the Shareholder. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of a Company Registration Rights Indemnitee and shall survive the Transfer of such securities by the Shareholder.

14

(iii)        If the indemnification provided for in Section 2.8(a)(i) or Section 2.8(a)(ii) is unavailable to a Shareholder Registration Rights Indemnitee or a Company Registration Rights Indemnitee, as applicable, with respect to any Damages referred to therein or is unenforceable or insufficient to hold a Shareholder Registration Rights Indemnitee or Company Registration Rights Indemnitee, as applicable, harmless as contemplated therein, then the Company or the Shareholder, as applicable, in lieu of indemnifying such Shareholder Registration Rights Indemnitee or Company Registration Rights Indemnitee, as applicable, shall contribute to the amount paid or payable by such Shareholder Registration Rights Indemnitee or Company Registration Rights Indemnitee, as applicable, as a result of such Damages in such proportion as is appropriate to reflect the relative fault of such Shareholder Registration Rights Indemnitee or Company Registration Rights Indemnitee, as applicable, on the one hand, and the Company or the Shareholder, as applicable, on the other hand, in connection with the statements or omissions which resulted in such Damages as well as any other relevant equitable considerations. The relative fault of the Company or the Shareholder, as applicable, on the one hand, and of a Shareholder Registration Rights Indemnitee or Company Registration Rights Indemnitee, as applicable, on the other hand, shall be determined by reference to, among other factors, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by or on behalf of the Company or the Shareholder, as applicable, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; the Company and the Shareholder agree that it would not be just and equitable if contribution pursuant to this Section 2.8(a)(iii) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 2.8(a)(iii). No Shareholder Registration Rights Indemnitee or Company Registration Rights Indemnitee guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Company or the Shareholder, as applicable, if the Company or the Shareholder, as applicable, was not guilty of such fraudulent misrepresentation. Notwithstanding anything herein to the contrary, in no event shall the liability of the Shareholder pursuant to this Section 2.8(a)(iii) be greater in amount than the amount of net proceeds received by it from the sale of such Registrable Securities related to the matter in which indemnification or contribution for Damages are sought.

(b)          Notice of Reg Rights Claim.

(i)          As used in this Agreement, the term “Reg Rights Claim” means a claim for indemnification or contribution by or on behalf of any Company Registration Rights Indemnitee or Shareholder Registration Rights Indemnitee, as the case may be, for Damages under Section 2.8(a) (such Person making a Reg Rights Claim, a “Reg Rights Indemnified Person”). The Company (for its own Damages or for the Damages incurred by any other Company Registration Rights Indemnitee) or the Shareholder (for its own Damages or for the Damages incurred by any other Shareholder Registration Rights Indemnitee), as applicable, shall give notice of a Reg Rights Claim under this Agreement pursuant to a written notice of such Reg Rights Claim executed by the Company or the Shareholder, as applicable (a “Notice of Reg Rights Claim”), and delivered to the Company or the Shareholder, as applicable (such receiving party, the “Reg Rights Indemnifying Person”), promptly after such Reg Rights Indemnified Person becomes aware of the existence of any potential claim by such Reg Rights Indemnified Person for indemnification arising out of or resulting from any item indemnified pursuant to the terms of Section 2.8(a)(i) or Section 2.8(a)(ii); provided that the failure to timely give such notice shall not limit or reduce the Reg Rights Indemnified Person’s right to indemnification hereunder unless (and then only to the extent that) the Reg Rights Indemnifying Person’s defense of such Reg Rights Claim is materially and adversely prejudiced thereby.

15

(ii)         Each Notice of Reg Rights Claim shall: (A) state the aggregate amount (where practicable) that the Reg Rights Indemnified Person has incurred or paid in Damages arising from such Reg Rights Claim (which amount may include the amount of Damages claimed by a third party in an action (a “Third-Party Reg Rights Claim”) brought against such Reg Rights Indemnified Person based on alleged facts, which if true, would give rise to liability for Damages to such Reg Rights Indemnified Person); and (B) contain a brief description, in reasonable detail (to the extent reasonably available to the Reg Rights Indemnified Person) of the facts, circumstances or events giving rise to the alleged Damages based on the Reg Rights Indemnified Person’s good faith belief and knowledge thereof, including the identity and address of any third party claimant (to the extent reasonably available to the Reg Rights Indemnified Person).

(c)          Defense of Third-Party Reg Rights Claims.

(i)          Subject to the provisions hereof, the applicable Reg Rights Indemnifying Person shall have the right (at its own expense) to elect to defend and assume control of the defense of any Third-Party Reg Rights Claim on behalf of a Reg Rights Indemnified Person, utilizing legal counsel reasonably acceptable to such Reg Rights Indemnified Person. In the event such election is made, the Reg Rights Indemnified Person (unless itself controlling the Third-Party Reg Rights Claim in accordance with this Section 2.8(c)) may participate, through counsel of its own choice and, except as provided herein, at its own expense, in the defense of any Third-Party Reg Rights Claim. The reasonable and documented costs and expenses incurred by the Reg Rights Indemnifying Person in connection with such defense (including reasonable attorneys’ fees, other professionals’ and experts’ fees and court or arbitration costs) shall be paid by the Reg Rights Indemnifying Person.

(ii)         A Reg Rights Indemnifying Person shall not be entitled to assume control of such defense, and the applicable Reg Rights Indemnified Person may assume the control and defense thereof, at the sole expense of the applicable Reg Rights Indemnifying Person, if (A) the Reg Rights Claim relates to, or arises in connection with, any criminal or governmental proceeding, action, indictment, allegation or investigation, (B) the Reg Rights Claim seeks an injunction against the Reg Rights Indemnified Person, to the extent that such defense relates to the claim for such injunction, (C) a conflict of interest between the Reg Rights Indemnifying Person and the Reg Rights Indemnified Person exists with respect to the Reg Rights Claim or the Reg Rights Indemnifying Person and the Reg Rights Indemnified Person have one or more conflicting defenses, in the reasonable view of their respective counsel, or (D) the Reg Rights Indemnifying Person has elected to have the Reg Rights Indemnified Person defend, or assume the control and defense of, a Third-Party Reg Rights Claim in accordance with this Section 2.8(c); provided that in no event shall the Reg Rights Indemnifying Person be liable for the fees and expenses of more than one separate counsel for all Reg Rights Indemnified Persons, which counsel shall be selected by the Shareholder (in the case of the Shareholder Registration Rights Indemnitees) or by the Company (in the case of the Company Registration Rights Indemnitees).

16

(iii)        Any party controlling the defense of any Third-Party Reg Rights Claim pursuant hereto shall: (A) conduct the defense of such Third-Party Reg Rights Claim with reasonable diligence and keep the other parties reasonably informed of material developments in the Third-Party Reg Rights Claim at all stages thereof, (B) as promptly as reasonably practicable, submit to the other parties copies of all pleadings, responsive pleadings, motions and other similar legal documents and papers received or filed in connection therewith, (C) permit the other parties and their counsel to confer on the conduct of the defense thereof, and (D) permit the other parties and their counsel an opportunity to review all legal papers to be submitted prior to their submission. The parties not controlling the defense will render to the party controlling the defense such assistance as may be reasonably required in order to insure the proper and adequate defense thereof and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the party controlling the defense in connection therewith. The Reg Rights Indemnifying Person shall reimburse the parties not controlling the defense for any reasonable and documented costs and expenses incurred in connection with providing such assistance. Notwithstanding anything to the contrary in this Agreement, no Party shall be required to disclose any information to the other Party or its Representatives, if doing so would be reasonably expected to violate any Law to which such Party is subject or could jeopardize (in the reasonable discretion of the disclosing Party) any attorney-client privilege available with respect to such information.

(iv)        If the Reg Rights Indemnifying Person controls the defense of and defends any Third-Party Reg Rights Claim under this Section 2.8(c), the Reg Rights Indemnifying Person shall have the right to effect a settlement of such Third-Party Reg Rights Claim on the Reg Rights Indemnified Person’s behalf and without the consent of the Reg Rights Indemnified Person; provided that (A) such settlement shall not involve any injunctive relief binding upon the Reg Rights Indemnified Person or any of its Affiliates, and (B) such settlement expressly and unconditionally releases the Reg Rights Indemnified Person and the other applicable Reg Rights Indemnified Persons (that is, each of the Company Registration Rights Indemnitees, if the Reg Rights Indemnified Person is a Company Registration Rights Indemnitee, and each of the Shareholder Registration Rights Indemnitees, if the Reg Rights Indemnified Person is a Shareholder Registration Rights Indemnitee) from any and all liabilities with respect to such Third-Party Reg Rights Claim, with prejudice. If the Reg Rights Indemnified Person controls the defense of and defends any Third-Party Reg Rights Claim under this Section 2.8(c), the Reg Rights Indemnified Person shall have the right to effect a settlement of such Third-Party Reg Rights Claim only with the consent of the Reg Rights Indemnifying Person (which consent shall not be unreasonably withheld, conditioned or delayed). No settlement by the Reg Rights Indemnified Person of such Third-Party Reg Rights Claim effected in accordance with this Section 2.8(c) shall limit or reduce the right of any Reg Rights Indemnified Person to indemnity hereunder for all Damages they may incur arising out of or resulting from the Third-Party Reg Rights Claim, to the extent such Damages are indemnifiable hereunder. As used in this Section 2.8(c)(iv), the term “settlement” refers to any consensual resolution of the claim in question, including by consent decree or by permitting any judgment or other resolution of a claim to occur without disputing the same, and the term “settle” has a corresponding meaning.

17

Section 2.9           Free Writing Prospectuses. Except for a Prospectus relating to Registrable Securities included in a Registration Statement, an “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) prepared by the Company or other materials prepared by Company, the Shareholder represents and agrees that it (a) will not make any offer relating to the Registrable Securities that would constitute an issuer free writing prospectus or that would otherwise constitute a Free Writing Prospectus, and (b) will not distribute any written materials in connection with the offer or sale pursuant to a Registration Statement of Registrable Securities, in each case, without the prior written consent of the Company and, in connection with any Public Offering, the underwriters.

Section 2.10         Information from and Obligations of the Shareholder. The Company’s obligation to include the Shareholder’s Registrable Securities in any Registration Statement or Prospectus is contingent upon the Shareholder:

(a)          furnishing to the Company in writing information with respect to its ownership of Registrable Securities and the intended method of disposition of its Registrable Securities as the Company may reasonably request or as may be required by Law for use in connection with a Registration Statement or Prospectus (or any amendment or supplement thereto) and all information required to be disclosed in order to make the information the Shareholder previously furnished to the Company not contain a material misstatement of fact or necessary to cause such Registration Statement or Prospectus (or amendment or supplement thereto) not to omit a material fact with respect to the Shareholder necessary in order to make the statements therein not misleading;

(b)          complying with (i) the Securities Act and the Exchange Act, (ii) all applicable state securities Laws, (iii) the rules of any securities exchange or trading market on which the Common Shares are listed or traded, and (iv) all other applicable regulations, in each case, in connection with the registration and the disposition of Registrable Securities;

(c)          following its actual knowledge thereof, notifying the Company of the occurrence of any event that makes any statement made in a Registration Statement, Prospectus, issuer free writing prospectus or other Free Writing Prospectus regarding the Shareholder untrue in any material respect or that requires the making of any changes in a Registration Statement, Prospectus, issuer free writing prospectus or other Free Writing Prospectus so that, in such regard, it will not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements not misleading;

18

(d)          providing the Company with such information as may be required to enable the Company to prepare a supplement or post-effective amendment to any such Registration Statement or a supplement to such Prospectus or Free Writing Prospectus;

(e)          using commercially reasonable efforts to cooperate with the Company in preparing the applicable Registration Statement and any related Prospectus; and

(f)          furnishing the Company with all information required to be included in such Registration Statement or Prospectus by applicable securities Laws in connection with the disposition of such Registrable Securities as the Company reasonably requests.

Section 2.11         Rule 144 Reporting.

(a)          With a view to making available to the Shareholder the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to make and keep available adequate current public information, as defined in Rule 144(c), including all periodic and annual reports and other documents (other than Form 8-K reports) required of the Company under Sections 13 or 15(d) of the Exchange Act, and so long as the Shareholder Beneficially Owns any Registrable Securities or securities convertible into or exercisable for Registrable Securities, furnish to the Shareholder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as the Shareholder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any Registrable Securities without registration.

(b)          For the avoidance of doubt, the Shareholder may sell any Common Shares in compliance with Rule 144, regardless of whether a Registration Statement has been filed with the SEC or is effective. The Company agrees to (i) make and keep public information available as those terms are understood and defined in Rule 144, (ii) use its commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, and (iii) so long as the Shareholder owns any Preferred Shares or Common Shares, furnish to the Shareholder upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act.

Section 2.12         Termination of Registration Rights. Notwithstanding anything to the contrary contained herein, the registration rights granted under this Article II terminate and are of no further force and effect (other than Section 2.3 and Section 2.8), on the date on which there cease to be any Registrable Securities.

Section 2.13         Subsequent Registration Rights. The Company shall not (a) grant any registration rights to third parties which are more favorable than, or inconsistent with, the rights granted hereunder, or (b) enter into any agreement, take any action, or permit any change to occur, with respect to its securities, that violates or subordinates the rights expressly granted to the Shareholder in this Article II.

19

Section 2.14         Transfer of Registration Rights. The Shareholder shall have the right to Transfer to any Person (such Person, a “Transferee Shareholder”), directly or indirectly, by written agreement, any or all of its rights and obligations granted under this Article II in connection with a Transfer of all or a portion of its Registrable Securities to such Person. Such Transferee Shareholder shall, following such Transfer, become responsible for all obligations applicable to the Shareholder under this Article II with respect to the Registrable Securities Transferred to such Transferee Shareholder. If the Shareholder Transfers only a portion of its Registrable Securities, the Shareholder shall retain all rights under this Agreement with respect to the portion of the Registrable Securities that it continues to hold following such Transfer.

Article III
Right of first offer

Section 3.1           General. From the date hereof until the third (3rd) anniversary of the date hereof, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to the Shareholder in accordance with this Article III.

Section 3.2           Timing and Procedure. If the Company proposes to offer or sell any New Securities, the Company shall send a written notice thereof (an “Offer Notice”) to the Shareholder. The Offer Notice shall include:

(a)          the principal terms of the proposed offer or sale, including (i) the number and kind of New Securities to be offered or sold, and (ii) the price per security of the New Securities, and (iii) all of the other material terms and conditions of the proposed offer or sale; and

(b)          an offer by the Company to sell to the Shareholder such portion of the New Securities (which may be all such New Securities) as may be requested by the Shareholder (the “Offered Securities”), at the same price and otherwise on the same terms and conditions specified in the Offer Notice; provided that, if the sale of the Offered Securities to the Shareholder would require approval of the stockholders of the Company pursuant to the rules of the Nasdaq (or the rules of the principal market on which the Common Stock is then listed), such offer and any sale of the Offered Securities shall be conditioned on such stockholder approval being obtained (it being agreed that the Company shall not offer to sell or sell New Securities to any Person if such stockholder approval is not obtained).

Section 3.3           Exercise of Rights. If the Shareholder desires to accept the offer contained in the Offer Notice, it shall send an irrevocable commitment (each a “Purchase Commitment”) to the Company within ten (10) Business Days after the date of delivery of the Offer Notice specifying the amount or proportion of the Offered Securities which it desires to purchase (the “Subscribed New Securities”). If the Shareholder does not send a Purchase Commitment in accordance with the foregoing sentence, or duly sends a Purchase Commitment but does not elect to purchase all of the Offered Securities in such Purchase Commitment, the Shareholder shall be deemed to have irrevocably waived its right under this Article III with respect to those Offered Securities that are not Subscribed New Securities (the “Unsubscribed New Securities”) and the Company shall, subject to the terms and conditions of Article IV, thereafter be free to offer and sell the Unsubscribed New Securities to any Person or Persons within one hundred and twenty (120) days following the date of the Offer Notice (the “Sale Deadline”) on terms no more favorable to such Person or Persons than those set forth in the Offer Notice. If the Company has not completed the sale of the Unsubscribed New Securities in accordance with the foregoing sentence, the Company shall provide a new Offer Notice to the Shareholder on the terms and provisions set forth in Section 3.2.

20

Section 3.4           Closing of a Sale Transaction. The closing of a sale transaction with respect to any Subscribed New Securities pursuant to this Article III shall take place within ninety (90) days following the delivery by the Shareholder of the applicable Purchase Commitment in accordance with Section 3.3. At the closing of any such sale transaction, the Company shall deliver to the Shareholder the originals of notes, certificates or other instruments evidencing the Subscribed New Securities, in each case, free and clear of any Encumbrances, with any transfer tax stamps affixed (if applicable), against delivery by the Shareholder of the applicable consideration.

Section 3.5           Exclusions. The preceding provisions of this Article III shall not apply to:

(a)          any issuance of New Securities to officers, employees, directors, advisors or consultants of the Company or any of its Subsidiaries, in each case, in connection with their compensation or employment as such;

(b)          any issuance of PIK Shares in accordance with the Certificate of Designation;

(c)          any issuance of New Securities to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to an equipment leasing or real property leasing transaction;

(d)          any issuance of New Securities to suppliers or third party service providers in connection with the provision of services;

(e)          any issuance of New Securities pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement;

(f)          any issuance of New Securities in connection with sponsored research, collaboration, technology license, development, marketing or similar agreements or strategic partnerships;

(g)          any issuance of shares of Common Stock pursuant to the exercise of stock options or warrants to purchase shares of Common Stock, or the vesting of stock awards of Common Stock, in each case, that are issued and outstanding as of the date hereof; or

(h)          any issuance of shares of Series B Convertible Preferred Stock of the Company pursuant to that certain Purchase and Exchange Agreement, dated September 7, 2017, by and between the Company and the other parties thereto, or any issuance of shares of Common Stock pursuant to the conversion of such shares of Series B Convertible Preferred Stock.

21

Article IV
Preemptive Rights

Section 4.1           General. From the date hereof until the third (3rd) anniversary of the date hereof, the Company shall not issue any New Securities to any Person, except (a) after complying with the provisions of Article III, and (b) in compliance with the provisions of this Article IV.

Section 4.2           Timing and Procedure. No less than twenty (20) Business Days prior to the consummation of the issuance of New Securities, the Company shall send a written notice thereof (a “Participation Notice”) to the Shareholder. The Participation Notice shall include:

(a)          the principal terms of the proposed issuance, including (i) the number and kind of New Securities to be included in the issuance, (ii) the price per security of the New Securities, (iii) the percentage equal to (x) the aggregate number of Common Shares held by the Shareholder and any Affiliate Shareholders on a fully diluted as-converted basis immediately prior to the issuance of the New Securities divided by (y) the total number of issued and outstanding shares of Common Stock on a fully diluted as-converted basis immediately prior to the issuance of the New Securities (the “Participation Percentage”), and (iv) the name of each Person to whom the New Securities are proposed to be issued (each a “Prospective Subscriber”); provided that, if the consideration to be paid by the Prospective Subscriber for the New Securities contains non-cash consideration, then the Participation Notice shall also specify the fair market value (as reasonably determined by the Company Board) of such non-cash consideration; and

(b)          an offer by the Company to issue to the Shareholder such portion (not in any event to exceed the Participation Percentage) of the New Securities to be included in the issuance as may be requested by the Shareholder (the “Preemptive Rights Securities”), at the same price and otherwise on the same terms and conditions as the issuance to each of the Prospective Subscribers; provided that, if consideration to be paid by the Prospective Subscriber for the New Securities contains non-cash consideration, then such offer shall give the Shareholder the option to pay, in lieu of delivery of such non-cash consideration, cash in the amount of the fair market value (as reasonably determined by the Company Board) of such non-cash consideration; and provided, further, that, if the issuance of the Preemptive Rights Securities to the Shareholder would require approval of the stockholders of the Company pursuant to the rules of Nasdaq (or the rules of the principal market on which the Common Stock is then listed), such offer and any issuance of the Preemptive Rights Securities shall be conditioned on such stockholder approval being obtained (it being agreed that the Company shall not issue New Securities to any Person if such stockholder approval is not obtained).

22

Section 4.3           Exercise of Rights. If the Shareholder desires to accept the offer contained in the Participation Notice, it shall send an irrevocable commitment to the Company within ten (10) Business Days after the date of delivery of the Participation Notice specifying the amount or proportion of the Preemptive Rights Securities (not in any event to exceed the Participation Percentage) which it desires to be issued. If the Shareholder has not so accepted such offer pursuant to the foregoing sentence, it shall be deemed to have irrevocably waived its right under this Article IV and the Company shall thereafter be free to issue the New Securities to the Prospective Subscribers no later than the Sale Deadline on terms no more favorable to the Prospective Subscribers than those set forth in the Participation Notice. If the Company has not completed the sale of the New Securities in accordance with the foregoing sentence, the last sentence of Section 3.3 shall apply.

Section 4.4           Closing of Preemptive Issuance. The closing of an issuance pursuant to this Article IV shall take place at such time and place as the Company shall specify by notice to the Shareholder given not less than three (3) Business Days prior to the closing of the issuance. At the closing of any issuance under this Article IV, the Company shall deliver to the Shareholder the originals of notes, certificates or other instruments evidencing the New Securities issued to the Shareholder, in each case, free and clear of any Encumbrances, with any transfer tax stamps affixed (if applicable), against delivery by the Shareholder of the applicable consideration.

Section 4.5           Exclusions. The preceding provisions of this Article IV shall not apply to:

(a)          any sale or issuance of Subscribed New Securities to the Shareholder in accordance with Article III;

(b)          any issuance of New Securities to officers, employees, directors, advisors or consultants of the Company or any of its Subsidiaries, in each case, in connection with their compensation or employment as such;

(c)          any issuance of PIK Shares in accordance with the Certificate of Designation;

(d)          any issuance of New Securities to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to an equipment leasing or real property leasing transaction;

(e)          any issuance of New Securities to suppliers or third party service providers in connection with the provision of services;

(f)          any issuance of New Securities pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement;

(g)          any issuance of New Securities in connection with sponsored research, collaboration, technology license, development, marketing or similar agreements or strategic partnerships;

(h)          any issuance of shares of Common Stock pursuant to the exercise of stock options or warrants to purchase shares of Common Stock, or the vesting of stock awards of Common Stock, in each case, that are issued and outstanding as of the date hereof; or

23

(i)          any issuance of shares of Series B Convertible Preferred Stock of the Company pursuant to that certain Purchase and Exchange Agreement, dated September 7, 2017, by and between the Company and the other parties thereto, or any issuance of shares of Common Stock pursuant to the conversion of such shares of Series B Convertible Preferred Stock.

Article V
BOARD OF DIRECTORS

Section 5.1           Initial Shareholder Designees. Effective on the date of this Agreement, the Company has elected the following Persons to serve as new Directors in the class of Directors and the committee of the Company Board, in each case, as identified below:

Name of Director	Class of Directors to Serve in	Board Committee(s) to serve in

Faisal G. Sukhtian	Class I	Audit Committee

Joe Thomas	Class II	Nominating and Corporate Governance Committee

Section 5.2           Right of Shareholder to Nominate Directors. So long as the Shareholder and any Affiliate Shareholders Beneficially Own, in the aggregate, at least five percent (5%) of the Company’s outstanding Common Stock on a fully diluted as-converted basis, the Shareholder shall have the right, subject to compliance with the applicable rules of Nasdaq, to nominate to the Company Board a number of Directors (each, a “Shareholder Nominee” and, after being elected to the Company Board, a “Shareholder Director”) equal to the total number of Directors constituting the Company Board multiplied by the percentage of the outstanding shares of Common Stock that are Beneficially Owned by the Shareholder and any Affiliate Shareholders (on a fully diluted as-converted basis), rounding up in the case of any resulting fractional number of Directors, less the number of Shareholder Nominees who are members of the Company Board and not subject to election at such Election Meeting; provided that any such resulting fractional number of Directors shall be rounded down in the event that rounding up would result in the number of Shareholder Nominees constituting a majority of the Directors while the Shareholder holds less than fifty percent (50%) of the outstanding shares of Common Stock (on a fully diluted as-converted basis); provided, further, that, if the total number of Directors constituting the Company Board is seven (7), while the Shareholder and any Affiliate Shareholders Beneficially Own, in the aggregate, greater than or equal to fifty percent (50%) of the outstanding shares of Common Stock (on a fully diluted as-converted basis) and less than or equal to fifty-seven percent (57%) of the outstanding shares of Common Stock (on a fully diluted as-converted basis), the Shareholder shall have the right to nominate four (4) Directors to the Company Board. If the number of Shareholder Directors is less than or equal to three (3), each Shareholder Director shall serve in a different class of Directors. If the number of Shareholder Directors is greater than three (3), to the extent mathematically possible, an equal number of Shareholder Directors shall serve in each class of Directors. The Shareholder shall have the right to nominate the Shareholder Nominees from its Affiliates. Any resignation of a Shareholder Director required to give effect to this Section 5.2 as a result of a reduction in the amount of outstanding shares of Common Stock Beneficially Owned by the Shareholder and any Affiliate Shareholder (on a fully diluted as-converted basis) will comply with the applicable rules of Nasdaq; provided that, for the avoidance of doubt, any such resignation need not be effective until the next annual meeting of the stockholders of the Company.

24

Section 5.3           Election of Shareholder Directors to the Board. Following the date hereof, to the extent that a Shareholder Nominee must stand for election or a Shareholder Director must stand for reelection, as the case may be, to the Company Board in connection with any annual or special meeting of stockholders of the Company at which Directors are to be elected (each such annual or special meeting, an “Election Meeting”), subject to the first sentence of Section 5.5(a), the Company agrees to (a) nominate and recommend that the holders of Capital Stock of the Company who are entitled to vote at such Election Meeting vote in favor of the election of such Shareholder Nominees or the reelection of such Shareholder Directors, as the case may be, (b) support the Shareholder Nominees for election or the Shareholder Directors for reelection, as the case may be, in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees and (c) otherwise use its reasonable best efforts to cause the election of the Shareholder Nominees or the reelection of the Shareholder Directors, as the case may be, to the Company Board at each Election Meeting.

Section 5.4           Proxy or Information Statement. Within a reasonable time prior to the filing with the SEC of the Company’s proxy statement or information statement with respect to any Election Meeting, the Company shall, to the extent the Shareholder is then entitled to representation on the Company Board in accordance with this Agreement, provide the Shareholder with the opportunity to review and comment on the information contained in such proxy or information statement applicable to Shareholder Nominees or Shareholder Directors and shall take into account all reasonable comments from the Shareholder.

Section 5.5           Qualification and Replacements of Shareholder Directors.

(a)          Each Shareholder Director shall at all times until cessation of service on the Company Board meet any (i) applicable requirements or qualifications under applicable Law or applicable stock exchange rules and (ii) the Company’s standard qualifications for Directors. Notwithstanding anything set forth to the contrary in the Charter or the Bylaws, (A) if a Shareholder Director is unable or unwilling to serve as a Director for any reason, (B) if a Shareholder Director is removed (upon death, resignation or otherwise), or (C) in the event that a Shareholder Director or a Shareholder Nominee, as the case may be, fails to be reelected or elected, as the case may be, at an Election Meeting solely as a result of failing to receive the required vote of the holders of voting Capital Stock as required by the Charter and the Bylaws, in each case of clauses (A), (B) and (C), the Shareholder shall have the exclusive right to submit the name of a replacement candidate for such Shareholder Director or Shareholder Nominee, as the case may be (a “Replacement”), to the Governance Committee of the Company for its approval. If so approved, such Replacement shall serve as the Shareholder Nominee for election in the same class of Directors on the Company Board as the Shareholder Director or Shareholder Nominee for which such Person serves as a Replacement. For each proposed Replacement that is not approved by the Company, the Shareholder shall have the right to submit another proposed Replacement to the Governance Committee for its approval on the same basis as set forth in the immediately preceding sentence and, for the avoidance of doubt, the Company shall not fill the vacancy on the Company Board during any period in which the appointment of a Shareholder Director is pending without the prior written consent of the Shareholder. The Shareholder shall have the right to continue submitting the name of a proposed Replacement to the Governance Committee for its approval until the Governance Committee approves that a Replacement may serve as a nominee for election or appointment as a Director or to serve as a Director, whereupon such Person shall be appointed as the Replacement. To the extent a Replacement is nominated pursuant to this Section 5.5(a), the Company’s obligations under Section 5.3 shall be fulfilled with respect to such Replacement.

25

(b)          If any Shareholder Director is serving on the Company Board on the Expiration Date, the Shareholder shall use its commercially reasonably efforts to cause such Shareholder Director to promptly tender his or her resignation to the Company Board, which resignation the Governance Committee shall determine to accept or reject in its sole discretion.

Section 5.6           Board Committee Representation. So long as the Shareholder has the right to nominate Directors to the Company Board in accordance with the terms of this Agreement, the Shareholder shall have the right to require that at least one Shareholder Director be appointed to each of the committees of the Company Board, subject to applicable requirements or qualifications under applicable Law or applicable stock exchange rules (including with respect to director independence).

Section 5.7           Rights of the Shareholder Directors.

(a)          The Company shall notify each Shareholder Director, at the same time and in the same manner as such notification is delivered to the other members of the Company Board, of all regular meetings and special meetings of the Company Board and of all regular and special meetings of any committee of the Company Board of which such Shareholder Director is a member. The Company and the Company Board shall provide each Shareholder Director with copies of all notices, minutes, consents and other material that it provides to all other members of the Company Board concurrently as such materials are provided to the other members.

(b)          Each Shareholder Director shall be entitled to the same directors’ and officers’ insurance coverage as the other Directors and the same indemnification from the Company as such other Directors, in each case, effective no later than the date on which such Shareholder Director joins the Company Board. If the Company enters into indemnification agreements with its Directors generally, the Company will enter into an indemnification agreement with each Shareholder Director in the same form and substance as the other Directors.

26

Section 5.8           No Duty for Corporate Opportunities. Notwithstanding anything to the contrary in this Agreement or in any policy or code of the Company, the Company, on behalf of itself and its Subsidiaries, (a) acknowledges and affirms that the Shareholder and its Affiliates, employees, directors, partners and members, including any Shareholder Director (the “Shareholder Group”), (i) have participated (directly or indirectly) and will continue to participate (directly or indirectly) in private equity, venture capital and other direct investments in corporations, joint ventures, limited liability companies and other entities (“Other Investments”), including Other Investments engaged in various aspects of businesses similar to those engaged in by the Company and its Subsidiaries that may, are or will be competitive with the Company’s or any of its Subsidiaries’ businesses or that could be suitable for the Company’s or any of its Subsidiaries’ interests, (ii) have interests in, participate with, aid and maintain seats on the board of directors or similar governing bodies of, Other Investments, (iii) may develop or become aware of business opportunities for Other Investments, and (iv) may or will, as a result of matters referred to in this Agreement, the nature of the Shareholder Group’s businesses and other factors, have conflicts of interest or potential conflicts of interest, (b) hereby renounces and disclaims any interest or expectancy in any business opportunity (including any Other Investments) or any other opportunities, in each case, that may arise in connection with the circumstances described in the foregoing clauses (i) – (iv) (collectively, the “Renounced Business Opportunities”), (c) acknowledges and affirms that no member of the Shareholder Group shall have any obligation to communicate or offer any Renounced Business Opportunity to the Company or any of its subsidiaries, and any member of the Shareholder Group may pursue a Renounced Business Opportunity, and (d) acknowledges and affirms that any of the activities set forth in this Section 5.8 shall not be considered a violation of any policies and codes of the Company.  Notwithstanding the foregoing, the Company does not renounce its interest in any corporate opportunity if such corporate opportunity was offered to a Shareholder Director solely in his or her capacity as a Director; provided, that such opportunity has not been separately presented to the Shareholder or its Affiliates or is not otherwise being independently pursued by the Shareholder or its Affiliates (in each case whether before or after such opportunity is presented to such Director).

Article VI
CERTAIN OTHER AGREEMENTS

Section 6.1           Information Rights.

(a)          So long as the Shareholder and any Affiliate Shareholders Beneficially Own, in the aggregate, at least fifteen percent (15%) of the outstanding shares of Common Stock on a fully diluted as-converted basis, and subject to Section 8.1, (i) the Company shall provide the Shareholder with (A) quarterly financial statements (as soon as reasonably practicable after they become available but no later than forty-five (45) days after the end of each of the first three quarters of each fiscal year of the Company); provided that this requirement shall be deemed to have been satisfied if on or prior to such date, the Company files its quarterly report on Form 10-Q for the applicable fiscal quarter with the SEC, (B) audited (by a nationally recognized accounting firm) annual financial statements (as soon as reasonably practicable after they become available but no later than ninety (90) days after the end of each fiscal year of the Company); provided that this requirement shall be deemed to have been satisfied if on or prior to such date, the Company files its annual report on Form 10-K for the applicable fiscal year with the SEC, in the case of each of clauses (A) and (B), prepared in accordance with GAAP, which statements shall include the consolidated balance sheets of the Company and its Subsidiaries and the related consolidated statements of income, shareholders’ equity and cash flows, and (C) such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as the Shareholder may from time to time reasonably request, and (ii) the Company shall permit the Shareholder or any authorized Representatives designated by the Shareholder reasonable access to visit and inspect any of the properties of the Company or any of its Subsidiaries, including its and their books of accounting and other records, and to discuss its and their affairs, finances and accounts with its and their officers, all upon reasonable notice and at such reasonable times and as often as the Shareholder may reasonably request. Any visit or inspection pursuant to this Section 6.1(a) shall be conducted during normal business hours and in such manner as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries.

27

(b)          So long as the Shareholder and any Affiliate Shareholders Beneficially Own, in the aggregate, at least fifteen percent (15%) of the outstanding shares of Common Stock on a fully diluted as-converted basis, subject to Section 8.1, the Company shall provide to the Shareholder (i) copies of all material written information that is provided to the Company Board at substantially the same time at which such information is first delivered or otherwise made available in writing to the Company Board, (ii) within two (2) Business Days after the end of each month, a report on the progress and status of the development of the Company’s products, including regarding the status of any pending Regulatory Approvals, (iii) as soon as practicable, but in any event thirty (30) days before the end of each fiscal year, a budget and business plan for the next fiscal year (collectively, the “Budget”), approved by the Company Board and prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company, (iv) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three quarters of each fiscal year of the Company, a statement showing the number of shares of each class and series of Capital Stock and securities convertible into or exercisable for shares of Capital Stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Shareholder to calculate its percentage equity ownership in the Company, and certified by the chief financial officer or chief executive officer of the Company as being true, complete, and correct, and (v) within two (2) Business Days after the end of each fiscal quarter of the Company, a statement by the chief financial officer or chief executive officer of the Company that, to such person’s knowledge, no event, circumstance, change, condition, occurrence or effect has occurred that, individually or in the aggregate with any other event, circumstance, change, condition, occurrence or effect, has had, or would reasonably be expected to have, a material adverse effect on the business, properties, operations, assets, liabilities (including contingent liabilities), prospects, results of operations or condition (financial or otherwise) of the Company or any of its Subsidiaries.

(c)          From the date hereof until the date that is six (6) months following the date hereof (such period, as may be extended pursuant to this Section 6.1(c), the “Cash Flow Information Period”), the Company shall provide to the Company Board and, upon request of the Shareholder, to the Shareholder, a weekly unaudited consolidated balance sheet and statement of the cash flows of the Company and its Subsidiaries for the thirteen-week period following the then-current week; provided that the Shareholder may, upon written notice to the Company prior to the expiration of the Cash Flow Information Period (or the then-current extension period), extend the length of the Cash Flow Information Period up to two (2) times, for a period of three (3) months each time.

(d)          From and after the one (1) year anniversary of the date hereof, before delivering to the Shareholder any of the information that the Shareholder is entitled to receive pursuant to this Section 6.1, the Company shall confirm with the Shareholder whether it wishes to receive any such information and shall only provide to the Shareholder that portion of the information that the Shareholder informs the Company it wishes to receive.

28

(e)          Nothing herein shall require the Company to provide access to or disclose any information if such access or disclosure would jeopardize any attorney-client privilege of the Company or any of its Subsidiaries or violate any agreement, Law or Order (provided that the Company shall use its reasonable best efforts to cause such information to be provided in a manner that would not result in such jeopardy or violation).

(f)          The Company acknowledges and agrees that employees of the Shareholder or its Affiliates serve as directors of portfolio companies of the Shareholder or its Affiliates, and such portfolio companies shall not be deemed to have received or used Confidential Information solely due to the dual role of any such employee.

Section 6.2           Matters Requiring Approval of the Shareholder. Without the prior written approval of the Shareholder, the Company shall not:

(a)          change the principal business of the Company, enter into any new line of business, or exit the current line of business of the Company;

(b)          enter into any merger, consolidation, conversion, business combination or other similar transaction involving the Company or any of its Subsidiaries;

(c)          adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries;

(d)          voluntarily commence a winding up proceeding for insolvency or bankruptcy of the Company or a general assignment for the benefit of its creditors or consent to the entry of a decree or order for relief from creditors under any applicable law or any admission by the Company of (i) its inability to pays its debts, or (ii) any other action constituting a cause for the involuntary declaration of insolvency or bankruptcy;

(e)          issue, sell, pledge, dispose of or otherwise Transfer, or authorize the issuance, sale, pledge, disposition or Transfer of any shares of any class of capital stock, or other ownership interests, of the Company or any of its Subsidiaries, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest of the Company or any of its Subsidiaries, except (i) as expressly permitted under this Agreement, (ii) for the issuance of shares of Common Stock issuable pursuant to employee stock options, performance based stock units, restricted stock units or restricted stock awards outstanding on the date hereof pursuant to the terms of the applicable Company Plans as in effect immediately prior to the date of this Agreement, (iii) for the issuance of PIK Shares (as defined in the Certificate of Designation) in accordance with the Certificate of Designation, or (iv) the issuance of shares of Series B Convertible Preferred Stock of the Company pursuant to that certain Purchase and Exchange Agreement, dated September 7, 2017, by and between the Company and the other parties thereto, or any issuance of shares of Common Stock pursuant to the conversion of such shares of Series B Convertible Preferred Stock;

29

(f)          amend or otherwise change the Charter or Bylaws of the Company or equivalent organizational documents of any of the Subsidiaries of the Company;

(g)          adjust, reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of the capital stock of the Company or its Subsidiaries;

(h)          sell, pledge, lease or dispose of, grant an Encumbrance on or permit an Encumbrance to exist on, or authorize the sale, lease, pledge or disposition of, or granting or placing of an Encumbrance on, any material assets of the Company or any of its Subsidiaries (including any asset of the Company or any of its Subsidiaries with a book value of greater than $100,000);

(i)          acquire (including by merger, consolidation or acquisition of stock or assets or any other business combination) any (i) corporation, partnership, other business organization or any division thereof or (ii) material assets;

(j)          incur any Indebtedness or issue any debt securities (except for such issuances as are expressly permitted under this Agreement) or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any Person, or make any loans or advances or capital contribution to, or investment in, any Person in excess of $100,000;

(k)          make, or make any commitment with respect to, any capital expenditure (i) that exceeds by more than ten percent (10%) the budgeted amount therefor set forth in the applicable Budget, or (ii) not set forth in the applicable Budget;

(l)          change its financial accounting policies or procedures in effect as of the date hereof, other than as required by Law or GAAP;

(m)          amend or modify any component of the Budget in such a manner that the amount of the amended or modified component varies from the original amount of the corresponding component by an amount greater than or equal to ten percent (10%), regardless of whether such amendment or modification increased or decreased the applicable component.

(n)          (i) abandon, disclaim, dedicate to the public, sell, assign or grant any security interest in, to or under any Company Intellectual Property, Company IT Asset or Company IP Agreement (each as defined in the Purchase Agreement), (ii) grant to any third party any license, or enter into any covenant not to sue, with respect to any Company Intellectual Property, (iii) grant to any third party the right to develop, manufacture or commercialize any Company products, or (iv) enter into any new Contract pursuant to which the Company or any of its Subsidiaries receives a license, covenant not to sue or other right under any Intellectual Property (as defined in the Purchase Agreement) (other than Contracts for commercially available off-the-shelf IT Assets (as defined in the Purchase Agreement) or other such software);

(o)          form any joint ventures or partnership with a third party (other than any joint venture or partnership contemplated by and consistent with the terms of that certain Joint Participation Agreement, dated May 6, 2013, by and between the Company and Zhejiang Huahai Pharmaceutical Co. Ltd., as amended) or form a new Subsidiary of the Company;

30

(p)          except as otherwise required under any Company Plan in existence as of the date of this Agreement, (i) materially increase the compensation payable or to become payable or the benefits provided to Service Providers, (ii) grant any retention, severance or termination pay to, or enter into any employment, bonus, change of control or severance agreement with, any current or former Service Provider, (iii) establish, adopt, enter into, terminate or amend any Company Plan, or establish, adopt or enter into any plan, agreement, program, policy, trust, fund or other arrangement that would be a Company Plan if it were in existence as of the date of this Agreement, for the benefit of any Service Provider except as required by Law, (iv) loan or advance any money or other property to any current or former Service Provider, or (v) establish, adopt, enter into or amend any collective bargaining agreement;

(q)          declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, or capitalize any amount standing to the credit of any reserves of the Company, except for (i) dividends by any of the Company’s direct or indirect wholly-owned Subsidiaries to the Company or any of its other wholly-owned Subsidiaries, and (ii) Preferred Dividends (as defined in the Certificate of Designation) pursuant to the Certificate of Designation;

(r)          enter into, amend, waive or terminate (other than terminations in accordance with their terms) transactions, Contracts, arrangements, commitments or understandings between the Company or any of its Subsidiaries, on the one hand, and any of the Company’s Affiliates, on the other hand, that would be required to be disclosed by the Company under Item 404 of Regulation S-K under the Securities Act;

(s)          (i) settle (or propose to settle), abandon or commence any Action, other than settlements involving not more than $100,000 in monetary damages in the aggregate (net of insurance proceeds) payable by the Company or any of its Subsidiaries and that do not (A) require any actions or impose any material restrictions on the business or operations of the Company and its Subsidiaries, or (B) include the admission of wrongdoing by the Company or any of its Subsidiaries, (ii) settle or compromise any material investigation or inquiry by any Governmental Entity, including by entering into any consent decree or other similar agreement, or (iii) waive, release or assign any claims or rights of material value;

(t)          enter into, amend, waive, modify, restate or terminate any Material Contract (as defined in the Purchase Agreement) (or any other Contract that would be deemed a Material Contract if it had been entered into prior to the date of the Purchase Agreement) or enter into any Contract with a term of greater than two (2) years, except for any amendment of the Warrant Agreement, dated as of May 18, 2016, between the Company and American Stock Transfer & Trust Company, LLC, to effect the modification of the expiration date of the Series A Warrants (as defined in the Purchase Agreement) as contemplated by the NWPA Amendment and Waiver (as defined in the Purchase Agreement); or

(u)          agree, resolve, announce an intention, enter into any formal or informal Contract or otherwise make a commitment, to do any of the foregoing;

31

provided, however, that (i) the prior written approval of the Shareholder shall not be required for any of the foregoing actions if such action is (A) approved by the Company Board, and (B) approved by (x) a majority of the Shareholder Directors if, at such time, there are three (3) or more Shareholder Directors, or (y) all of the Shareholder Directors if, at such time, there are one (1) or two (2) Shareholder Directors, and (ii) the Shareholder may, in its sole discretion, increase (but not decrease) the amount of any of the dollar amounts set forth in the foregoing clauses (h), (j) and (s) upon notice to the Company, which increase shall be binding on the Shareholder upon delivery of such notice.

For purposes of this Section 6.2, in order to seek the prior written approval of the Shareholder for any of the foregoing actions, the Company shall submit a request for such approval (any such request, an “Approval Request”) via email to the representatives of the Shareholder set forth on Schedule I hereto. In the event that (i) any of such representatives of the Shareholder responds to the Approval Request and grants the requested approval, or (ii) none of the foregoing representatives of the Shareholder responds to the Approval Request within five (5) Business Days of delivery of such Approval Request (provided that any Approval Request that is provided after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day), then, in each case, no further Shareholder approval shall be required in respect of such requested action.

Section 6.3           Compliance with Put Right. The Company shall, and shall cause its Representatives to, take all actions necessary to comply with any and all obligations of the Company under Section 8(b) of the Certificate of Designation in the event that the Shareholder delivers a Put Notice (as defined in the Certificate of Designation) in accordance therewith.

Section 6.4           Special Meetings of Stockholders. So long as the Shareholder and any Affiliate Shareholders Beneficially Own, in the aggregate, at least fifteen percent (15%) of the outstanding shares of Common Stock on an as-converted basis, upon the written request of the Shareholder, the Company shall, and shall cause its Representatives to, take all actions necessary to call a special meeting of the stockholders of the Company in accordance with the Charter and Bylaws; provided that such request of the Shareholder shall specify the purpose, time and place, if any, of such special meeting.

32

Section 6.5           Additional Covenants. (a) Certificates in book-entry form evidencing the Series A Conversion Shares (as defined in the Certificate of Designation) shall not contain any legend (including the legend set forth in Section 1.2(a)): (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Series A Conversion Shares pursuant to Rule 144, (iii) if such Conversion Shares are eligible for sale under Rule 144; provided that the Company shall be in compliance with the current public information required under Rule 144, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) (the earliest such date, the “Legend Removal Date”). The Company shall cause its counsel to issue a legal opinion to the transfer agent of the Company (“Transfer Agent”) or the Shareholder promptly after the Legend Removal Date if required by the Transfer Agent to effect the removal of the legend hereunder, or if requested by Shareholder, respectively. If all or any Preferred Shares are converted at a time when there is an effective registration statement to cover the resale of the Series A Conversion Shares, or if such Series A Conversion Shares may be sold under Rule 144 and the Company is then in compliance with the current public information required under Rule 144, or if the Series A Conversion Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Series A Conversion Shares and without volume or manner-of-sale restrictions or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC) then such Series A Conversion Shares shall be issued free of all legends. The Company agrees that following the Legend Removal Date it will, no later than the Standard Settlement Period Delivery Date (as defined below) following the delivery by the Shareholder to the Company or the Transfer Agent of a certificate in book-entry form representing Series A Conversion Shares issued with a restrictive legend deliver or cause to be delivered to the Shareholder a certificate in book-entry form representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the transfer agent that enlarge the restrictions on transfer set forth in this Section 6.5. Certificates in book-entry form for Series A Conversion Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Shareholder as directed by the Shareholder. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of trading days, on the Company’s primary trading market with respect to the Common Stock as in effect on the date of delivery of a certificate in book-entry form representing Series A Conversion Shares, as applicable, issued with a restrictive legend and “Standard Settlement Period Delivery Date” means the trading day for delivery in compliance with the Standard Settlement Period.

(b)          In addition to the Shareholder’s other available remedies, if the Company fails to (i) issue and deliver (or cause to be delivered) to the Shareholder by the Legend Removal Date a certificate or confirmation of book-entry representing the securities so delivered to the Company by the Shareholder that is free from all restrictive and other legends and (ii) if after the Legend Removal Date the Shareholder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Shareholder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that the Shareholder anticipated receiving from the Company without any restrictive legend, then the Company shall pay to the Shareholder, in cash, an amount equal to the excess of the Shareholder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) over the product of (A) such number of Conversion Shares that the Company was required to deliver to the Shareholder by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Common Stock on any trading day during the period commencing on the date of the delivery by the Shareholder to the Company of the applicable Series A Conversion Shares (as the case may be) and ending on the date of such delivery and payment under this clause (ii). In addition to the Shareholder’s other available remedies, if the Company fails to deliver to the Shareholder the applicable Series A Conversion Shares by the date provided for in the Certificate of Designation and if after such date the Shareholder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Shareholder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Shareholder of the Series A Conversion Shares which the Shareholder was entitled to receive on such date pursuant to the Certificate of Designation, then the Company shall (x) pay in cash to the Shareholder (in addition to any other remedies available to or elected by the Shareholder) the amount, if any, by which (I) the Shareholder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (II) the product of (1) the aggregate number of shares of Common Stock that the Shareholder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (y) at the option of the Shareholder, either reissue (if surrendered) the Preferred Shares equal to the number of Preferred Shares submitted for conversion (in which case, such conversion shall be deemed rescinded) or deliver to the Shareholder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under the Certificate of Designation.

33

Article VII
TERMINATION

Section 7.1           Termination. This Agreement, other than Article II, shall terminate upon the earlier of (a) the date that is three (3) months following the Expiration Date and (b) the mutual written agreement of the Shareholder and the Company. The provisions of Article II shall terminate upon the earlier of (i) the time when there are no longer any Registrable Securities and (ii) the mutual written agreement of the Shareholder and the Company.

Section 7.2           Effect of Termination; Survival. In the event of any termination of this Agreement pursuant to the first sentence of Section 7.1, this Agreement shall be terminated, and there shall be no further liability or obligation hereunder on the part of any Party, other than this Section 7.2 and Article VIII, which provisions shall survive such termination; provided, however, that nothing contained in this Agreement (including this Section 7.2) shall relieve a Party from liability for any breach of any of its representations, warranties, covenants or agreements set forth in this Agreement to the extent occurring prior to such termination.

Article VIII
GENERAL PROVISIONS

Section 8.1           Confidential Information. The Shareholder shall hold in confidence, and shall not disclose to any Person, unless and to the extent disclosure is required by judicial or administrative process or by other requirement of Law or the applicable requirements of any regulatory agency or relevant stock exchange, all non-public records, books, Contracts, instruments, computer data and other data and information (collectively, “Confidential Information”) concerning the Company and its Subsidiaries furnished to it by Company or its Representatives pursuant to this Agreement (except (a) to the extent such Confidential Information can be shown to have been (i) previously known by the Shareholder or any Affiliate Shareholder on a non-confidential basis, (ii) in the public domain through no breach of the Shareholder of any of the confidentiality obligations to the Company, (iii) later acquired by the Shareholder or any Affiliate Shareholder from other sources not known by the Shareholder or such Affiliate Shareholder to be subject to a duty of confidentiality with respect to such Confidential Information, and (b) Confidential Information may be disclosed by the Shareholder to any Affiliate Shareholder or the Shareholder’s or any Affiliate Shareholder’s respective Representatives in connection with (i) the management of the investment of the Shareholder and the Affiliate Shareholders in the Company or (ii) any offerings under Article II; provided that the Shareholder informs any such Person that such information is confidential. If disclosure is required by judicial or administrative process or by any other requirement of Law, the Shareholder shall provide the Company with prompt written notice to the extent permissible by Law, together with a copy of any material proposed to be disclosed, so that the Company may (a) seek, at the Company’s expense, an appropriate protective order or other appropriate relief (and the Shareholder and the Affiliate Shareholders shall reasonably cooperate with the Company, at the Company’s expense, to obtain such order or relief), or (b) if the Company so elects, waive compliance with the provisions of this Section 8.1.

34

Section 8.2           Fees and Expenses. Except as otherwise expressly provided herein or in the Purchase Agreement, all expenses incurred by the Parties in connection with the negotiation, execution and delivery of this Agreement will be borne solely and entirely by the Party incurring such expenses.

Section 8.3           Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, or by email transmission (upon confirmation of receipt and with a confirmatory copy sent by an internationally recognized overnight courier service) to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.3):

If to the Company, addressed to it at:

Oncobiologics, Inc.

7 Clarke Drive

Cranbury, New Jersey 08512

Email: LawrenceKenyon@OncoBiologics.com

Attention: Lawrence A. Kenyon

With a copy (which shall not constitute notice) to:

Cooley LLP

1114 6th Avenue

New York, New York 10110

Email: ypierre@cooley.com

Attention: Yvan-Claude Pierre

If to the Shareholder, addressed to it at:

GMS Tenshi Holdings Pte. Limited

36 Robinson Road

#13-01

City House

Singapore 06887

Email: info@gmsholdings.com

Attention: Executive Director

35

With a copy (which shall not constitute notice) to:

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022

Email: brien.wassner@shearman.com

Attention: Brien Wassner

Section 8.4           Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

“Action” means any litigation, suit, claim, action, proceeding, arbitration, mediation, hearing, inquiry or investigation (in each case, whether civil, criminal or investigative).

“Affiliate” of a specified Person means a Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person; provided that no portfolio company of the Shareholder shall be deemed to be an “Affiliate” of the Shareholder.

“Affiliate Shareholder” has meaning set forth in Section 1.1(c).

“Affiliate Transfer” has meaning set forth in Section 1.1(b).

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Approval Request” has meaning set forth in Section 6.2.

“ASR Eligible” means the Company meets or is deemed to meet the eligibility requirements to file an ASRS as set forth in General Instruction I.D. to Form S-3.

“ASRS” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act.

“Beneficial Ownership” and related terms such as “Beneficially Owned” or “Beneficial Owner” have the meaning given such terms in Rule 13d-3 under the Exchange Act and a Person’s Beneficial Ownership of Capital Stock shall be calculated in accordance with the provisions of such Rule.

“Budget” has the meaning set forth in Section 6.1(b).

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York, or Singapore, Republic of Singapore are authorized or required by Law to remain closed.

36

“Bylaws” means the Amended and Restated Bylaws of the Company, as may be amended from time to time.

“Capital Stock” means any and all shares of common stock, preferred stock or other forms of equity authorized and issued by the Company (however designated, whether voting or non-voting) and any instruments convertible into or exercisable or exchangeable for any of the foregoing (including any options or swaps).

“Cash Flow Information Period” has the meaning set forth in Section 6.1(c).

“Certificate of Designation” means the Certificate of Designation attached hereto as Exhibit A.

“Charter” means the Company’s Amended and Restated Certificate of Incorporation, as may be amended from time to time.

“Common Shares” has the meaning set forth in the recitals to this Agreement.

“Common Stock” has the meaning set forth in the recitals to this Agreement.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Board” means the Board of Directors of the Company.

“Company Plan” has the meaning ascribed to such term in the Purchase Agreement.

“Company Registration Rights Indemnitee” has the meaning set forth in Section 2.8(a)(ii).

“Confidential Information” has the meaning set forth in Section 8.1.

“Contract” means any oral or written binding contract, subcontract, agreement, note, bond, mortgage, indenture, lease, sublease, license, sublicense, permit, franchise or other instrument, obligation, commitment or arrangement or understanding of any kind or character.

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by Contract or credit arrangement or otherwise.

“controlling person” has the meaning set forth in Section 2.8(a)(i).

“Damages” means any and all claims, demands, suits, actions, causes of actions, losses, costs, damages, liabilities, judgments, and reasonable and documented out-of-pocket expenses incurred or paid, including reasonable attorneys’ fees, costs of investigation or settlement, other professionals’ and experts’ fees, court or arbitration costs, but specifically excluding consequential damages, lost profits and indirect damages and punitive damages, exemplary damages and any taxes incurred as a result of any recovery received.

37

“Demand Registration” has the meaning set forth in Section 2.1(a).

“Demand Registration Request” has the meaning set forth in Section 2.1(a).

“Director” means a director of the Company.

“Disclosure Package” means, with respect to any offering of Registrable Securities, (a) the preliminary Prospectus, (b) each Free Writing Prospectus, and (c) all other information, in each case, that is deemed, under Rule 159 under the Securities Act, to have been conveyed to purchasers of Registrable Securities at the time of sale of such securities.

“Effectiveness Period” has the meaning set forth in Section 2.7.

“Election Meeting” has the meaning set forth in Section 5.3.

“Encumbrances” means mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges or other claims of third parties or restrictions of any kind, including any easement, reversion interest, right of way or other encumbrance to title, limitations on voting rights, or any option, right of first refusal or right of first offer.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Expiration Date” means the date at which the Shareholder and any Affiliate Shareholders cease to Beneficially Own, in the aggregate, at least two and one-half percent (2.5%) of the outstanding shares of Common Stock on a fully diluted as-converted basis.

“FINRA” means the Financial Industry Regulatory Authority, Inc. or any successor regulatory organization.

“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act relating to the Registrable Securities included in the applicable Registration Statement that has been approved for use by the Company.

“GAAP” means United States generally accepted accounting principles.

“Governance Committee” means the Nominating and Corporate Governance Committee of the Company.

“Governmental Entity” means any federal, national, foreign, supranational, state, provincial, county, local or other government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body of competent jurisdiction.

38

“Indebtedness” means, with respect to any Person, without duplication: (a) all indebtedness of such Person, whether or not contingent, for borrowed money, including all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (b) all obligations of such Person for the deferred purchase of property or services, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (d) all obligations of such Person as lessee under Leases (as defined in the Purchase Agreement) that have been or should be, in accordance with GAAP, recorded as capital leases, (e) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (f) all liabilities or obligations with respect to interest rate swaps, caps, collars and similar hedging obligations, (g) all Indebtedness of others referred to in clauses (a) through (f) above guaranteed (or in effect guaranteed) directly or indirectly in any manner by such Person, and (h) all Indebtedness of others referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including accounts and Contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

“issuer free writing prospectus” has the meaning set forth in Section 2.9.

“Law” any U.S. or non-U.S. federal, state, local, national, supranational, foreign or administrative law (including common law), statute, ordinance, regulation, requirement, regulatory interpretation, rule, code or Order.

“Legend Removal Date” has the meaning set forth in Section 6.5(a).

“Nasdaq” has the meaning set forth in Section 2.6(h).

“New Securities” means, collectively, (a) any shares of Common Stock, (b) any class or series of shares (including a new class of common shares of the Company other than shares of Common Stock), any preference shares or any other equity-like or hybrid securities (including debt securities with equity components), including options, warrants, convertibles, exchangeable or exercisable securities, share appreciation rights or any other security or arrangement whose economic value is derived from the value of the equity of the Company and its Subsidiaries, and (c) any debt securities of the Company, including notes, bonds, debentures or other similar instruments, in each case of clauses (a), (b) and (c), issued by the Company after the date hereof, other than the Preferred Shares, Warrants and the Common Shares.

“Notice of Reg Rights Claim” has the meaning set forth in Section 2.8(b)(i).

“Notice of Suspension” has the meaning set forth in Section 2.4(a).

“Offered Securities” has the meaning set forth in Section 3.2(b).

“Offer Notice” has the meaning set forth in Section 3.2.

“Order” means any order (temporary or otherwise), judgment, injunction, award, decision, determination, stipulation, ruling, subpoena, writ, decree or verdict entered by or with any Governmental Entity.

“Other Investments” has meaning set forth in Section 5.8.

39

“Participation Notice” has the meaning set forth in Section 4.2.

“Participation Percentage” has the meaning set forth in Section 4.2(a).

“Party” and “Parties” have the meanings set forth in the preamble to this Agreement.

“Person” means an individual, company, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“PIK Shares” has the meaning ascribed to such term in the Certificate of Designation.

“Preemptive Rights Securities” has the meaning set forth in Section 4.2(b).

“Preferred Shares” has the meaning set forth in the recitals to this Agreement.

“Primary Registration Statement” has the meaning set forth in Section 2.2.

“Prospective Subscriber” has the meaning set forth in Section 4.2(a).

“Prospectus” means the prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference, or deemed to be incorporated by reference, into such prospectus.

“Public Offering” means an underwritten public offering of the Common Shares pursuant to an effective registration statement under the Securities Act, other than (i) pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form under the Securities Act or (ii) in connection with an offering of subscription rights.

“Purchase Agreement” has the meaning set forth in the recitals to this Agreement.

“Purchase Commitment” has the meaning set forth in Section 3.3.

“Reg Rights Claim” has the meaning set forth in Section 2.8(b)(i).

“Reg Rights Indemnified Person” has the meaning set forth in Section 2.8(b)(i).

“Reg Rights Indemnifying Person” has the meaning set forth in Section 2.8(b)(i).

“Registrable Securities” means the Common Shares held by the Shareholder, any Affiliate Shareholder and any Transferee Shareholder (including any Common Shares that will be issued upon conversion of the Preferred Shares or the exercise of the Warrants) at any time following the date of this Agreement; provided, that any such Common Shares will cease to be Registrable Securities when (a) they are sold pursuant to a Registration Statement, (b) they are sold pursuant to Rule 144 (or any similar provisions then in force), or (c) they are sold in a single transaction or series of transactions without volume, manner of sale or other limitations under Rule 144 (or any similar provisions then in force).

40

“Registration Expenses” means (whether or not any Registration Statement is declared effective or any of the transactions described herein is consummated) all expenses incurred by the Company in filing a Registration Statement, including, all registration and filing fees, fees and disbursements of counsel for the Company, SEC or FINRA registration and filing fees, all applicable ratings agency fees, expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, fees and expenses of compliance with securities or “blue sky” Laws, costs of any comfort letters required by any underwriter, listing fees, printing, transfer agent’s and registrar’s fees, cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto, the Company’s internal expenses, the expense of any annual audit or quarterly review, the expenses and fees for listing the securities to be registered on Nasdaq or any other securities exchange, roadshow expenses, all other expenses incident to the registration of the Registrable Securities and all reasonable fees and disbursements of one counsel to the Shareholder selected by the Shareholder; provided, that the term “Registration Expenses” does not include, and the Company shall not be responsible for, Selling Expenses.

“Registration Statement” means a registration statement of the Company on an appropriate form under the Securities Act filed with the SEC covering the resale of Registrable Securities, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference or deemed to be incorporated by reference in such Registration Statement.

“Regulatory Approvals” means all approvals, licenses, registrations, authorizations or clearances of any federal, state or local Governmental Entity, necessary for the commercial manufacture, use, storage, import, export, transport, promotion, or sale of any Company product in the relevant jurisdiction, including, without limitation, approval of the U.S. Food and Drug Administration and European Medicines Agency, and including pricing or reimbursement approvals, where applicable, by the applicable Governmental Entity in such jurisdiction.

“Renounced Business Opportunities” has meaning set forth in Section 5.8.

“Replacement” has the meaning set forth in Section 5.5(a). At such time as a Replacement is elected, under the terms of this Agreement, to serve as a Director, such Replacement shall be deemed a Shareholder Director for purposes of this Agreement.

“Representatives” means a Person’s officers, directors, employees, accountants, consultants, legal counsel, investment bankers, other advisors, authorized agents and other representatives.

“Requesting Third Party Shareholders” has the meaning set forth Section 2.2(b).

“Restricted Stock” has the meaning set forth Section 2.5.

“Rule 144” means Rule 144 under the Securities Act or any replacement or successor rule promulgated under the Securities Act.

“Sale Deadline” has the meaning set forth in Section 3.3.

41

“SEC” means the United States Securities and Exchange Commission.

“Secondary Registration Statement” has the meaning set forth Section 2.2(b).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Selling Expenses” means, in connection with the registration or offering and sale of the Registrable Securities, (a) all underwriting fees, discount and selling commissions fees, (b) stock transfer taxes applicable to the sale of the Registrable Securities, and (c) fees and expenses of any counsel to the Shareholder other than the counsel referred to in the definition of Registration Expenses.

“Service Provider” means each of the officers, employees, directors and independent contractors of the Company and each of its Subsidiaries.

“settlement” and “settle” have the meanings set forth in Section 2.8(c)(iv).

“Shareholder” has the meaning set forth in the preamble to this Agreement.

“Shareholder Director” has meaning set forth in Section 5.2.

“Shareholder Group” has meaning set forth in Section 5.8.

“Shareholder Nominee” has meaning set forth in Section 5.2.

“Shareholder Registration Rights Indemnitee” has the meaning set forth in Section 2.8(a)(i).

“Shelf Registration Statement” means a registration statement filed with the SEC for the sale of Common Shares pursuant to Rule 415 under the Securities Act.

“Standard Settlement Period” has the meaning set forth in Section 6.5(a).

“Standard Settlement Period Delivery Date” has the meaning set forth in Section 6.5(a).

“Subscribed New Securities” has the meaning set forth in Section 3.3.

“Subsidiary” of any specified Person means an Affiliate controlled by such Person, directly or indirectly, through one or more intermediaries.

“Suspension Period” has the meaning set forth in Section 2.4(a).

“Third-Party Reg Rights Claim” has the meaning set forth in Section 2.8(b)(ii).

“Transaction Shelf Registration Statement” shall have the meaning set forth in Section 2.1(c).

42

“Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any Contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any securities.

“Transfer Agent” has the meaning set forth in Section 6.5(a).

“Transferee Shareholder” shall have the meaning set forth in Section 2.14.

“Underwriter Cutback” shall have the meaning set forth in Section 2.1(e).

“Underwritten Block Trade” shall have the meaning set forth in Section 2.1(f).

“Unsubscribed New Securities” has the meaning set forth in Section 3.3.

“Warrants” has the meaning set forth in the recitals to this Agreement.

Section 8.5           Interpretation; Headings. When a reference is made in this Agreement to an Exhibit, a Schedule or a Section, such reference shall be to an Exhibit, a Schedule or a Section of this Agreement unless otherwise indicated. The table of contents, index of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument or Law defined or referred to herein means such agreement, instrument or Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated. References to a Person are also to its successors and permitted assigns. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded, and if the last day of such period is not a Business Day, the period shall end on the immediately following Business Day. Unless otherwise specifically indicated, all references to “dollars” and “$” will be deemed references to the lawful money of the United States of America. Each of the parties hereto has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement. References to “days” shall mean “calendar days” unless expressly stated otherwise. No specific provision, representation or warranty shall limit the applicability of a more general provision, representation or warranty. It is the intent of the parties hereto that each representation, warranty, covenant, condition and agreement contained in this Agreement shall be given full, separate, and independent effect and that such provisions are cumulative. Any reference in this Agreement to a date or time shall be deemed to be such date or time in the City of New York, New York, U.S.A., unless otherwise specified.

43

Section 8.6           Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by the Transaction Documents (as defined in the Purchase Agreement) are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that such transactions be consummated as originally contemplated to the fullest extent possible.

Section 8.7           Entire Agreement; Amendments. This Agreement (including the schedules and exhibits hereto) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 8.8           Assignment; No Third Party Beneficiaries. Except as expressly provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto, in whole or in part (whether pursuant to a merger, by operation of law or otherwise), without the prior written consent of the other party hereto. Subject to the immediately preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 8.9           Further Assurances. Each Party shall cooperate, take such actions, enter into such agreements (including customary indemnification and contribution agreements) and execute such documents as may be reasonably requested by any other Party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby; provided, however, that no Party shall be obligated to take any actions or omit to take any actions that would be inconsistent with applicable Law.

44

Section 8.10         Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdiction other than the State of New York. The parties hereto hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of New York and the United States of America, in each case located in the County of New York, for any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates). Consistent with the preceding sentence, each of the parties hereto hereby (a) submits to the exclusive jurisdiction of such courts for the purpose of any Action arising out of or relating to this Agreement brought by either party hereto, (b) agrees that service of process will be validly effected by sending notice in accordance with Section 8.3, (c) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above named courts, and (d) agrees not to move to transfer any such Action to a court other than any of the above-named courts. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.10.

Section 8.11         Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or other means of electronic transmission, such as by electronic mail in “pdf” form) in counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 8.12         Specific Performance. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Each party agrees that, in the event of any breach or threatened breach by the other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages) to (a) an Order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Each party further agrees that neither the other party nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.12, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

45

Section 8.13         Waiver. Any party hereto entitled to the benefits thereof may, to the extent permitted by Law (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein, and (c) waive compliance with any of the covenants, agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by a party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or future exercise of any other right hereunder.

[Signature Page Follows]

46

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed, as of the date first written above, by their respective officers thereunto duly authorized.

ONCOBIOLOGICS, Inc.

By:	/s/ Pankaj Mohan
Name: Pankaj Mohan, Ph.D.
Title: Chief Executive Officer

GMS TENSHI HOLDINGS PTE. LIMITED

By:	/s/ Faisal G. Sukhtian
Name: Faisal G. Sukhtian
Title: Director

[Signature Page to Investor Rights Agreement]

Schedule I